Exhibit 99

Harry E. Wren
Asst. Treasurer/Director
Investor Relations
Sears, Roebuck and Co.
3333 Beverly Road,  BSC B5-336B
Hoffman Estates, Illinois 60179
847- 286 - 1468
Fax 847 - 286 - 7829

FOR IMMEDIATE RELEASE
January 23, 1997

         SEARS 1996 INCOME JUMPS 24.6 PERCENT IN FOURTH QUARTER
          AND  24.0 PERCENT FOR YEAR ON STRONG REVENUE GROWTH
                          AND IMPROVED MARGINS

HOFFMAN ESTATES, ILL. -- Sears, Roebuck and Co. today reported that fourth-quarter 1996 income surged 24.6 percent to $567 million, or $1.42 per common share, from $455 million, or $1.13 per common share, in fourth-quarter 1995.

The strong double-digit income growth was achieved on a 10.8 percent increase in fourth-quarter 1996 revenues, which rose to $12.04 billion from $10.87 billion in fourth-quarter 1995.

"We ended the year with excellent fourth-quarter results, which are even more impressive given the strength of last year's fourth quarter," said Chairman and Chief Executive Officer Arthur C. Martinez. "December sales were strong across the board, and included our first ever back-to-back billion dollar sales weeks. Our full-line stores achieved double-digit comparable store sales increases in all apparel and softline categories as well as in computers, electronics, tools and hardware. We also had double-digit increases in our off-the-mall hardware and dealer stores. In addition to excellent sales performance, substantial improvement in domestic gross margins contributed positively to quarterly results."

Sears 1996 net income rose 24.0 percent to a record $1.27 billion, or $3.12 per common share, from income from continuing operations of $1.03 billion, or $2.53 per common share, for 1995. Annual revenues rose 9.3 percent to $38.24 billion from $35.00 billion in 1995.

Domestic operations strong; comparable store sales rise 5.4 percent
--------------------------------------------------------------------

Fourth-quarter 1996 income from domestic operations rose 14.8 percent to $531 million from $463 million in the fourth quarter of 1995.

Revenues from domestic operations in the fourth quarter increased 11.6 percent to $10.92 billion from $9.79 billion in the 1995 period. The improvement was driven by an 11.0 percent increase in domestic merchandising revenues and a 17.2 percent increase in credit revenues. Comparable store sales rose 5.4 percent for the quarter.

Income from domestic operations for 1996 rose 20.9 percent to $1.28 billion, compared with $1.06 billion in 1995. Revenues for domestic operations increased 10.2 percent to $34.85 billion from $31.63 billion in 1995.

"We think we have reconnected with our customer in some very powerful ways," Martinez said. "Our assortments are right, we are priced right relative to our competition and, thanks to the efforts of all our associates, our service levels and in-stock have never been higher."

Gross margins rise as a percent of sales and services
-----------------------------------------------------

Domestic gross margins as a percent of merchandising sales and services in fourth-quarter 1996 increased to 27.9 percent from 26.9 percent in the comparable 1995 period. Consistent with the third-quarter trend, the gross margin rate continued to benefit from a shift in the balance of sale to higher-margin apparel merchandise, improved logistics costs and savings realized from merchandise sourcing initiatives.

"In today's highly competitive retail environment, we are pleased with our continued margin rate improvement because it demonstrates that our merchandising and cost-containment strategies are working," Martinez said.

Domestic operations selling and administrative expense as a percentage of revenues remained flat at 19.5 percent in the fourth quarter. Continued emphasis on cost control offset increased start-up costs for new store locations and formats and a prior-year $11 million net benefit from restructuring activities.

Credit performance strong despite increased charge-offs
-------------------------------------------------------

Sears domestic credit portfolio, which consists primarily of Sears Card customer receivables, continued to perform well in 1996. Credit revenues increased by 17.2 percent in the fourth quarter due to higher receivable balances driven by strong merchandise sales and the impact of uniform pricing. The increase in credit revenues, coupled with reduced funding rates, improved the fourth-quarter net interest margin by $160 million.

Sears provision for uncollectible accounts increased $133 million to $328 million in the fourth quarter, largely due to a 56.9 percent increase in account charge-offs. The charge-offs reflect continuing growth in the credit receivable portfolio as well as the industry-wide increase in personal bankruptcies and delinquencies.

"Credit continued its strong performance despite increased uncollectibles," said Martinez. He added that the company "has a number of initiatives already in place to improve collection efforts, including increased staffing and investments in technology."

International operations improve
--------------------------------

International operations, which consist of merchandising and credit operations in Canada and Mexico, posted fourth-quarter 1996 profits of $36 million, compared with a loss of $7 million in 1995. The increase in earnings is largely attributable to improved performance at both Sears Canada and Sears Mexico, a reduction in selling and administrative expenses at Sears Mexico, and the fact that the prior year's quarterly results were unfavorably affected by a write-down of certain Sears Canada properties.

For the year, international operations had a loss of $5 million, compared with a loss of $30 million in 1995. This represents strong improvement over last year, considering that restructuring costs incurred by Sears Canada in 1996 reduced Sears income by $10 million.

Through its network of more than 800 full-line stores and 2,500 off-the-mall stores, Sears provides apparel, home and automotive products and services for families throughout North America, serving more than 50 million households.

                          SEARS, ROEBUCK AND CO.
                           CONSOLIDATED INCOME

                                              Three Months Ended

(millions, except per                    Dec. 28,    Dec. 30,  Percent
  common share data)                       1996       1995 *    Change

Revenues
 Merchandise sales and services         $  10,883   $   9,858   10.4
 Credit revenues                            1,159       1,008   15.0
      Total revenues                       12,042      10,866   10.8

Costs and expenses
 Cost of sales, buying and occupancy        7,827       7,215    8.5
 Selling and administrative                 2,371       2,142   10.7
 Depreciation and amortization                195         160   20.9
 Provision for uncollectible accounts         342         223   53.8
 Interest                                     352         349    1.3
       Total costs and expenses            11,087      10,089    9.9

Operating income                              955         777   22.8
Other income (loss)                           (22)          3     -

Income before income taxes                    933         780   19.5

Income taxes                                  366         325   12.5

Income from continuing operations             567         455   24.6

Income from discontinued operations,
 net of income taxes (1)                       -           -      -

Net income                              $     567   $     455   24.6

Income from continuing operations
   consists of:
 Domestic operations                    $     531   $     462   14.8
 International operations                      36          (7)    -

Income from continuing operations       $     567   $     455   24.6

Earnings per common share, after
  allowing for dividends on preferred shares:
    Income from continuing operations   $    1.42   $    1.13
    Discontinued operations (1)               -           -

Net income                              $    1.42   $    1.13

Average common and common
  equivalent shares outstanding             398.4       397.5

  * Certain reclassifications have been made to 1995 balances to conform with current year presentation.
 (1) Amount represents Sears share of net income of its former subsidiary, The Allstate Corporation, which was spun-off to Sears shareholders in June, 1995.

                          SEARS, ROEBUCK AND CO.
                           CONSOLIDATED INCOME


                                              Twelve Months Ended

(millions,except per                     Dec. 28,    Dec. 30,  Percent
  common share date)                      1996        1995 *    Change

Revenues
  Merchandise sales and services         $  33,812   $  31,188    8.4
  Credit revenues                            4,424       3,807   16.2
     Total revenues                         38,236      34,995    9.3

Cost and expenses
  Cost of sales, buying and occupancy       24,925      23,202    7.4
  Selling and administrative                 8,030       7,391    8.6
  Depreciation and amortization                697         580   20.2
  Provision for uncollectible accounts       1,136         744   52.8
  Interest                                   1,365       1,373   (0.5)
     Total costs and expenses               36,153      33,290    8.6

Operating income                             2,083       1,705   22.2
Other income                                    22          23    -

Income before income taxes                   2,105       1,728   21.8

Income taxes                                   834         703   18.5

Income from continuing operations            1,271       1,025   24.0

Income from discontinued operations,
  net of income taxes (1)                       -          776    -

Net income                               $   1,271   $   1,801  (29.4)

Income from continuing operations
     consists of:
  Domestic operations                    $   1,276   $   1,055   20.9
  International operations                      (5)        (30)    -

Income from continuing operations        $   1,271   $   1,025   24.0

Earnings per common share, after
 allowing for dividends on preferred shares:
  Income from continuing operations      $    3.12   $    2.53
  Discontinued operations (1)                   -         1.97

Net income                               $    3.12   $    4.50

Average common and common
 equivalent shares outstanding               399.1       394.0

  * Certain reclassifications have been made to 1995 balances to conform with current year presentation.
 (1) Amount represents Sears share of net income of its former subsidiary, The Allstate Corporation, which was spun-off to Sears shareholders in June, 1995.

                           SEARS, ROEBUCK AND CO.
                            CONSOLIDATED INCOME

                                              Three Months Ended

(millions, except per                     Dec. 28,    Dec. 30,  Percent
  common share data)                        1996       1995 *    Change

Revenues
 Merchandise sales and services          $  10,883   $   9,858   10.4
 Credit revenues                             1,159       1,008   15.0
      Total revenues                        12,042      10,866   10.8

Costs and expenses
 Cost of sales, buying and occupancy         7,827       7,215    8.5
 Selling and administrative                  2,371       2,142   10.7
 Depreciation and amortization                 195         160   20.9
 Provision for uncollectible accounts          342         223   53.8
 Interest                                      352         349    1.3
       Total costs and expenses             11,087      10,089    9.9

Operating income                               955         777   22.8
Other income (loss)                            (22)          3     -

Income before income taxes                     933         780   19.5

Income taxes                                   366         325   12.5

Income from continuing operations              567         455   24.6

Income from discontinued operations,
 net of income taxes (1)                        -           -      -

Net income                               $     567   $     455   24.6

Income from continuing operations
   consists of:
 Domestic operations                     $     531   $     462   14.8
 International operations                       36          (7)    -

Income from continuing operations        $     567   $     455   24.6

Earnings per common share, after
  allowing for dividends on preferred shares:
    Income from continuing operations    $    1.42   $    1.13
    Discontinued operations (1)                 -           -

Net income                               $    1.42   $    1.13

Average common and common
  equivalent shares outstanding              398.4       397.5

  * Certain reclassifications have been made to 1995 balances to conform with current year presentation.
 (1) Amount represents Sears share of net income of its former subsidiary, The Allstate Corporation, which was spun-off to Sears shareholders in June, 1995.

                         SEARS, ROEBUCK AND CO.
              SUPPLEMENTARY DOMESTIC OPERATIONS INFORMATION

                               Three Months Ended   Twelve Months Ended
(millions, except number        Dec. 28,   Dec. 30,  Dec. 28,  Dec. 30,
of stores)                       1996       1995 *    1996      1995 *

Revenues
 Domestic merchandising sales
   and services                  $ 9,837  $ 8,863    $ 30,742  $ 28,173
 Domestic credit revenues          1,085      924       4,106     3,455
   Total revenues                 10,922    9,787      34,848    31,628

Costs and Expenses
 Cost of sales, buying and
   occupancy                       7,091    6,477      22,620    20,908
 Selling and administrative        2,129    1,905       7,232     6,613
 Depreciation and amortization       179      142         630       513
 Provision for uncollectible
   accounts                          328      195       1,081       682
 Interest                            311      303       1,191     1,183
   Total costs and expenses       10,038    9,022      32,754    29,899

Operating income-Domestic
   operations                    $   884  $   765    $  2,094  $  1,729

 Comparable store sales increase    5.4%     5.8%        5.8%      4.7%

 Gross margin ratio                27.9%    26.9%       26.4%     25.8%

 Selling and administrative expense
   ratio                           19.5%    19.5%       20.8%     20.9%

 Pretax LIFO charge (credit)    $    (27) $    (5)   $     19  $     19

 Domestic inven-  FIFO                               $  4,962  $  4,319
               -  LIFO                               $  4,232  $  3,608

                               Three Months Ended   Twelve Months Ended
                                Dec. 28,   Dec. 30,  Dec. 28,  Dec. 30,
 Domestic credit revenues:       1996       1995 *    1996      1995 *
  Gross finance charges and other
   revenues                     $  1,182  $ 1,003    $ 4,454   $  3,781
  Funding cost on securitized
   receivables                       (97)     (79)      (348)      (326)
    Total                       $  1,085  $   924    $ 4,106   $  3,455

                                                    Twelve Months Ended
                                                     Dec. 28,  Dec. 30,
 Domestic credit receivables:                          1996      1995 *

  Gross credit card receivables                      $ 26,731  $ 23,742
  Receivable balances sold                            (6,330)   (4,549)
  Owned credit card receivables                      $ 20,401  $ 19,193


 Domestic merchandising
                       Full-Line Stores       Off-the-Mall    Gross
                 Large Sized   All Other  Total  Stores   **Square Feet

  December 30, 1995 *  426        380       806     2,264         133.5
  Opened                21         -         21       384          15.5
  Closed               (1)        (5)       (6)      (97)         (2.8)
  December 28, 1996    446        375       821     2,551         146.2

 * Certain reclassificiations have been made to 1995 balances to conform with current year presentation
** December 30, 1995 store count adjusted to report Sears Auto Centers as separate stores.

                                #  #  #  #